SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                Current Report

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



         Date of Report (date of earliest event reported) May 27, 1994



                      ADELPHIA COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


   Delaware
(State or other                     0-16014                       23-2417713
jurisdiction of                  (Commission)                   (IRS Employer
incorporation)                   File Number)                Identification No.)

5 West Third Street - P.O. Box 472, Coudersport, PA  16915
(Address of principal executive offices)


       Registrant's telephone number, including area code (814) 274-9830
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Item 5.  Other Events.

      On May 27, 1994, Adelphia Communications Corporation and the affiliated companies it manages (the "Adelphia Group") announced the signing of a letter of intent providing for an increase in the Adelphia Group's overall investment in cable systems held by Tele-Media Investment Partnership, L.P. ("TMIP"). The new $63,000,000 investment will result in the Adelphia Group having a substantial equity interest in TMIP. Adelphia and TMIP will hold interests in or provide management services to cable systems serving approximately 330,000 subscribers. Adelphia's consolidated leverage is not expected to increase as a result of this transaction. Adelphia issued a press release, dated May 27, 1994, with respect to such announcement, a copy of which is attached hereto as Exhibit 99.01 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

      (c)  The following exhibits are filed as part of this report on Form 8-K:

          Exhibit 99.01 Press Release by Adelphia Communications Corporation dated May 27, 1994

                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 31, 1994                    ADELPHIA COMMUNICATION CORPORATION
                                       (Registrant)



                                       /s/ Timothy J. Rigas
                                       Timothy J. Rigas
                                       Senior Vice President,
                                       Chief Financial Officer and
                                       Chief Accounting Officer

                                 EXHIBIT INDEX


Exhibit No.                                    Description
 Page

Exhibit 99.01 Press Release by Adelphia Communications Corporation dated May 27, 1994